UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2025
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On June 25, 2025, Travel + Leisure Co. (the “Borrower”) entered into the Seventh Amendment (the “Seventh Amendment”) to that certain Credit Agreement, dated as of May 31, 2018, among the Borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Seventh Amendment, among other things, established a new revolving credit facility with $1.0 billion in revolving credit commitments that is scheduled to mature in June 2030 (the “2025 Revolving Credit Facility”), which refinanced the Borrower’s $1.0 billion revolving credit facility that was scheduled to mature in October 2026 (the “2021 Revolving Credit Facility”). The 2025 Revolving Credit Facility has substantially the same terms as the 2021 Revolving Credit Facility, except, among other things, the Seventh Amendment:
•provides that borrowings under the 2025 Revolving Credit Facility bear interest at a per annum rate equal to Term SOFR (or in the case of revolving borrowings in other currencies, the applicable interest benchmark for such currency) plus a spread ranging from 1.50% to 2.00%, depending on the Borrower’s first lien leverage ratio (and with a customary ability to borrow loans bearing interest at a "base rate" instead of Term SOFR), representing an overall reduction in the spread of 25 basis points at all pricing levels;
•eliminated the “credit spread adjustment” applicable to Revolving Credit Loans, representing a reduction of 11.45 to 71.51 basis points depending on tenor, and reduced the Term SOFR floor applicable to Revolving Credit Loans from 0.50% to 0.00%;
•provides that the Borrower pay fees on the undrawn amounts of the commitments under the 2025 Revolving Credit Facility from time to time at a rate ranging from 0.20% to 0.25% per annum depending on the Borrower’s first lien leverage ratio;
•reduced the minimum Interest Coverage Ratio tested at the end of each fiscal quarter from 2.50:1.00 to 2.00:1.00; and
•provides for other updates and modifications to Credit Agreement provisions, including modifying certain covenant restrictions to provide increased flexibility to the Borrower and its subsidiaries.
Capitalized terms used in this Current Report on Form 8-K (this “Current Report”) and not otherwise defined have the meaning ascribed to them in the Credit Agreement, and the description of the Seventh Amendment in this Current Report is a summary and is qualified in its entirety by reference to the complete terms of the Seventh Amendment included therein. The Seventh Amendment is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated by reference herein.
Item 7.01.     Regulation FD Disclosure.
On June 25, 2025, the Borrower issued a press release to announce the closing of the Seventh Amendment. A copy of the press release is attached hereto as Exhibit 99.1.
The information set forth under Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Borrower under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Seventh Amendment to Credit Agreement, dated June 25, 2025.
99.1	Press Release of Travel + Leisure Co. to Announce the Closing of the Seventh Amendment, dated June 25, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: June 25, 2025